UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 10, 2005

Date of Report (Date of earliest event reported)

Intrepid Holdings, Inc. (Name of small business issuer in its charter)	Nevada (State or other jurisdiction of incorporation or organization)
88-0465858 (I.R.S. Employer Identification No.)	9100 Southwest Freeway, Suite 130A, Houston, TX (Address of principal executive offices)
Issuer's telephone number: (713) 776-8984	77074 (Zip Code)
None (Former name of former address, if changed since last report)	001-16173 (Commission File Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[   ]  Written communications pursuant to Rule 425 under the Securities Act

     (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the

     Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the

     Exchange Act (17 CFR 240.13e-4(c))

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On May 10, 2005, the Board of Directors approved and appointed the firm of Harper & Pearson Company as its new independent accountants and auditors.  The firm of Killman, Murrell & Company PC, performed the company’s audit for the period ending December 31, 2004 after the resignation of the companies prior accountant, Clyde Bailey, PC for health reasons.

Clyde Bailey, PC served as the companies independent accountant for the periods beginning with the period ending December 31, 2001 through the period ending September 30, 2004.  He withdrew for health reasons prior to the audit of the period ending December 31, 2004 and the firm of Killman, Murrell & Company, P.C. was hired on March 14, 2005 to perform the audit for that period.  Killman, Murrell & Company, P.C. declined to stand for reappointment after the completion of the 2004 audit because their work load was too heavy and they wanted to focus on larger clients.

For the years 2002 and 2003, the opinion Clyde Bailey, PC included an explanatory paragraph disclosing the uncertainty of the company’s ability to continue as a going concern.  This was further discussed in the notes to the financial statements for those periods.  Likewise, Killman, Murrell & Company PC expressed a similar concern in their report related to the 2004 audit.  This is viewed as an adverse opinion regarding the company’s financial condition at the time of the audit.

The selection of Harper & Pearson Company was based on the desire of the company to retain an independent accounting firm in the same city as our current operations, which are now centered in Houston, Texas where we are actively pursuing our pharmacy fulfillment business.

March 14, 2005 through May 10, 2005 there were no disagreements or conflicts with the prior auditor, Killman, Murrell & Company PC on any matter of accounting principals, practices, financial statement disclosure or audit scope or procedures.

Registrant has provided Killman, Murrell & Company P.C. a copy of the disclosures it is making in response to this item and requested that it furnish a letter addressed to the Commission stating whether he agrees with its statement which letter we have attached hereto as Exhibit 99.1.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

c) Exhibits:

Exhibit No.    Description

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  99.1

Letter of former accountants, Killman, Murrell & Company P.C.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2005

By: /s/ Thomas John Cloud, Jr.

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Thomas John Cloud, Jr.

President/Director